Exhibit 32.1
Section 1350 Certification of Chief Executive Officer
In connection with the Annual Report on Form 10-K of Synaptics Incorporated (the “Company”) for the year ended June 27, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rahul Patel, President and Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rahul Patel
Rahul Patel
Chief Executive Officer
August 10, 2026